Exhibit 4.24

Certain personal information has been omitted from this exhibit and is marked [***].

BRAIIN LIMITED

ACN 660 713 093

(Company)

and

THE PARTIES LISTED IN SCHEDULE 1

(SHAREHOLDERS)

SUBSCRIPTION AGREEMENT

Table of Contents

1.	Interpretation		2
	1.1	Definitions	2
	1.2	Interpretation	5
2.		Subscription	6
	2.1	Subscription and issue	6
	2.2	Constitution	6

3.	conditions precedent		6
	3.1	Conditions Precedent	6
	3.2	Best endeavours	6
	3.3	Benefit of conditions	7
	3.4	Knowledge of non-fulfilment	7
	3.5	Satisfaction or waiver	7

4.	VOLUNTARY ESCROW		7

5.	COMPLETION		8
	5.1	Time and place for Completion	8
	5.2	Completion obligations of the Shareholders	8
	5.3	Completion obligations of the Company	8
	5.4	Simultaneous Obligations	8
	5.5	Post-Completion matters	9

6.	Representations and Warranties		9
	6.1	Company Warranties	9
	6.2	Shareholder Warranties	9

7.	Confidentiality		9

8.	Announcements		9
	8.1	Public announcements	9
	8.2	Public announcements required by law	10

9.	NOTICES AND OTHER COMMUNICATIONS		10
	9.1	Service of notices	10
	9.2	Address of Parties	10
	9.3	Effective on receipt	10

10.	GENERAL		10
	10.1	Further Acts	10
	10.2	Costs	11
	10.3	Amendment	11
	10.4	Assignment	11
	10.5	Severability	11
	10.6	Entire Agreement	11
	10.7	Waivers	11
	10.8	No merger	11
	10.9	Enurement	11
	10.10	Time of essence	11
	10.11	Counterparts	11
	10.12	Governing law and jurisdiction	11

Schedule 1 – SHAREHOLDERS AND SUBSCRIPTION DETAILS			1

Schedule 2 – WARRANTIES			1

1

THIS SUBSCRIPTION AGREEMENT is made the 06th day of          February 2026.

BETWEEN

BRAIIN LIMITED (ACN 660 713 093) of 283 Rokeby Road, SUBIACO WA 6008 (Company);

AND

the parties listed in schedule 1 (Shareholders).

RECITALS

A.	The Company is a public company limited by shares.

B.	Each Shareholder has agreed to subscribe for the Subscription Shares at the Subscription Price and the Company has agreed to issue the Subscription Shares to the Shareholders.

C.	The Parties have agreed to enter into this Agreement to record the terms of the Subscription.

IT IS AGREED as follows:

1.	Interpretation

1.1	Definitions

In this Agreement unless the context or subject matter otherwise requires:

Agreement and this Agreement means the agreement constituted by this document and includes any schedules and annexures.

Applicable Law means the constitution of the Company, the Corporations Act, any regulatory guides published by ASIC and all other applicable laws and regulations in any jurisdiction.

ASIC means the Australian Securities and Investments Commission.

Business Day means a day on which banks are open for business in Perth, Western Australia, excluding a Saturday or a Sunday or a public holiday.

Company Warranties means the representations and warranties set out in Part 1 of Schedule 2.

Completion means the subscription and issue of the Subscription Shares in accordance with clause 4.

Completion Date means the date falling 5 Business Days after all of the Conditions Precedent have been satisfied or waived in accordance with clause 3.3, or such other date as is agreed between the Parties.

Conditions Precedent means the conditions precedent to completion of the Agreement set out in clause 3.1.

Confidential Information means all confidential, non-public or proprietary information regardless of how the information is stored or delivered, exchanged between the Parties before, on or after the date of this agreement relating to the business, technology or other affairs of the Party who provides the information, but excludes information which:

(a)	is in or becomes part of the public domain other than through a breach of this Agreement or an obligation of confidence owed to the Party to whom the information belongs;

(b)	the recipient of the information can prove was already known to it at the time of disclosure by the Party to whom the information belongs (unless such knowledge arose from disclosure of information in breach of an obligation of confidentiality); or

(c)	the recipient acquires from a source other than the Party to whom the information belongs, where such source is entitled to disclose it.

2

Corporations Act means the Corporations Act 2001 (Cth).

Deal or Dealing means to directly or indirectly:

(a)	sell, assign, transfer or otherwise dispose of any legal, beneficial or economic interest in the Escrowed Securities;

(b)	encumber or grant a Security Interest over the Escrowed Securities or any legal, beneficial or economic interest in the Escrowed Securities;

(c)	grant or exercise an option in respect of the Escrowed Securities;

(d)	do, or omit to do, any act if the act or omission would have the effect of transferring, whether directly or indirectly, effective ownership or control of, or any legal, beneficial or economic interest in, the Escrowed Securities; or

(e)	agree or offer to do any of those things in paragraphs (a) to (d) above.

Duty means any transfer, transaction or registration duty or similar charge imposed by any Government Authority and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them.

Escrowed Securities means the Tranche 1 Escrowed Securities and Tranche 2 Escrowed Securities, as applicable.

Encumbrance means an interest or power:

(f)	reserved in or over an interest in any asset including, but not limited to, any retention of title; or

(g)	created or otherwise arising in or over any interest in any asset under a bill of sale, bond, mortgage, charge, lien, pledge, trust or power, by way of security for the payment or performance of an obligation.

Event of Insolvency means:

(a)	a receiver, manager, receiver and manager, trustee, administrator, controller or similar officer is appointed in respect of a person or any asset of a person;

(b)	a liquidator or provisional liquidator is appointed in respect of the corporation;

(c)	any application (not being an application withdrawn or dismissed within 14 days) is made to a court for an order, or an order is made, or a meeting is convened, or a resolution is passed, for the purposes of:

(i)	appointing a person referred to in paragraphs (a) or (b);

(ii)	winding up a corporation; or

(iii)	proposing or implementing a scheme of arrangement;

(iv)	any event or conduct occurs which would enable a court to grant a petition, or an order is made, for the bankruptcy of an individual or his estate under any Insolvency Provision;

(d)	a moratorium of any debts of a person, or an official assignment, or a composition, or an arrangement (formal or informal) with a person’s creditors, or any similar proceeding or arrangement by which the assets of a person are subjected conditionally or unconditionally to the control of that person’s creditors or a trustee, is ordered, declared, or agreed to, or is applied for and the application is not withdrawn or dismissed within 14 days;

(e)	a person becomes, or admits in writing that it is, is declared to be, or is deemed under any applicable law to be, insolvent or unable to pay its debts; or

(f)	any writ of execution, garnishee order, mareva injunction or similar order, attachment, distress or other process is made, levied or issued against or in relation to any asset of a person.

3

Government Authority means a government or government department, a governmental or semi-governmental or judicial person (whether autonomous or not) charged with the administration of any applicable law.

Group means in relation to either Party, entities directly or indirectly controlling, controlled by, or in common control with, that party and any Related Body Corporate of that Party.

Holding Lock means a restriction placed on securities by or at the direction of Nasdaq (or the Company’s transfer agent acting on Nasdaq’s instructions) that prevents the transfer, sale or other Dealing in those securities for a specified period.

Insolvency Provision means any law relating to insolvency, sequestration, liquidation or bankruptcy (including any law relating to the avoidance of conveyances in fraud of creditors or of preferences, and any law under which a liquidator or trustee in bankruptcy may satisfy or avoid transactions), and any provision of any agreement, arrangement or scheme, formal or informal, relating to the administration of any of the assets of any person.

NASDAQ means the Nasdaq stock exchange, operated in America.

Shareholder Warranties means the representations and set out in Part 2 of Schedule 2.

Party means a party to this Agreement and Parties means all of them.

Relevant Escrow Period means the Tranche 1 Escrow Period and Tranche 2 Escrow Period as the context requires.

Registration Statement means the registration statement filed by the Company with the United States Securities and Exchange Commission under the US Securities Act in connection with the offering, issuance or resale of the securities contemplated by this Agreement, including any amendments, supplements or replacement registration statements.

Related Body Corporate has the meaning given in section 9 of the Corporations Act.

Satisfaction Date means 10 February 2026 or such other date as may be mutually agreed between the Parties.

Share means an ordinary fully paid share in the capital of the Company.

Shareholder means, at any time, is the registered holder of a Share.

Subscription means the subscription by the Shareholders for the Subscription Shares under this Agreement.

Subscription Amount means USD 6135.64 being the aggregate amount payable by the Shareholders for the Subscription Shares at the Subscription Price, as set out in Schedule 1.

Subscription Price means USD 0.0014 per Share.

Subscription Shares means, in respect of each Shareholder, the number of Shares which that Shareholder is subscribing for in accordance with the terms and conditions of this Agreement, as set out in Schedule 1.

Tranche 1 Escrowed Securities means in respect of each Shareholder, the number of Subscription Shares which is subject to a Tranche 1 Escrow Period as set out in Schedule 1.

Tranche 2 Escrowed Securities means in respect of each Shareholder, the number of Subscription Shares which is subject to a Tranche 2 Escrow Period as set out in Schedule 1.

Tranche 1 Escrow Period means the period commencing on completion of the Subscription in accordance with clause 2 and ending on the earlier of:

(a)	12 months after completion of the Subscription in accordance with clause 2; and

(b)	the occurrence of any event listed in clause 4(d).

Tranche 2 Escrow Period means the period commencing on completion of the Subscription in accordance with clause 2 and ending on the earlier of:

(b)	24 months after completion of the Subscription in accordance with clause 2; and

(b)	the occurrence of any event listed in clause 4(d).

US Securities Act means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

4

1.2	Interpretation

In this Agreement:

(a)	headings are for convenience only and do not affect its interpretation;

(b)	no provision of this Agreement will be construed adversely to a Party because that Party was responsible for the preparation of this Agreement or that provision;

(c)	specifying anything after the words “include” or “for example” or similar expressions does not limit what else is included;

and, unless the context otherwise requires:

(d)	an obligation or liability assumed by, or a right conferred on, two or more parties binds or benefits all of them jointly and each of them severally;

(e)	the expression person includes an individual, the estate of an individual, a corporation, an authority, an association or joint venture (whether incorporated or unincorporated), a partnership and a trust;

(f)	a reference to any Party includes that Party’s executors, administrators, successors and permitted assigns, including any person taking by way of novation;

(g)	a reference to a body, other than a Party to this Agreement whether statutory or not:

(i)	which ceases to exist; or

(ii)	whose powers or functions are transferred to another body,

is a reference to the body which replaces it or substantially succeed its powers or functions;

(h)	a reference to any document (including this Agreement) is to that document as varied, novated, ratified or replaced from time to time;

(i)	a reference to any statute or to any statutory provision includes any statutory modification or re-enactment of it or any statutory provision substituted for it, and all ordinances, by-laws, regulations, rules and statutory instruments (however described) issued under it;

(j)	words importing the singular include the plural (and vice versa) and words indicating a gender include every other gender;

(k)	references to parties, clauses, schedules, exhibits or annexures are references to parties, clauses, schedules, exhibits and annexures to or of this Agreement and a reference to this Agreement includes any schedule, exhibit or annexure to this Agreement;

(l)	where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(m)	a reference to time is to Western Standard Time as observed in Perth, Western Australia;

(n)	if a period of time is specified and dates from a given day or the day of an event, it is to be calculated exclusive of that day;

(o)	a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(p)	if an act prescribed under this Agreement to be done by a Party on or by a given day is done after 5.00pm on that day, it is taken to be done on the next day;

5

(q)	where an action is required to be undertaken on a day that is not a Business Day it shall be undertaken on the next Business Day;

(r)	a reference to a payment is to a payment by bank cheque or such other form of cleared funds the recipient otherwise allows in the relevant lawful currency specified; and

(s)	a reference to $ or dollar is to the lawful currency of the Commonwealth of Australia, a reference to USD is a reference to the United States dollar, unless otherwise stated.

2.	Subscription

2.1	Subscription and issue

(a)	Subject to the terms and conditions of this Agreement, each Shareholder agrees to subscribe for, and the Company agrees to allot and issue to each Shareholder, the Subscription Shares for the Subscription Amount.

(b)	This agreement serves as an application by each Shareholder for the allotment and issue of the Subscription Shares which it has agreed to subscribe for pursuant to clause 2.1(a) and no separate application for the Subscription Shares will be required.

2.2	Constitution

Each Shareholder agrees to become a member of the Company and to be bound by the Company’s Constitution on and from Completion.

3.	conditions precedent

3.1	Conditions Precedent

This Agreement and the obligations of the Parties under this Agreement are subject to and conditional upon the following conditions precedent:

(a)	Due Diligence: Completion of legal, technical and financial due diligence on the Company to the absolute satisfaction of the Shareholders;

(b)	Indian Exchange Control: The Company shall provide the Shareholders with all documents and information requested by the Shareholders that is required by the Reserve Bank of India and/ or the authorised dealer banks of the Shareholders to enable:

(i)	the Shareholders to complete the Subscription including remitting the Subscription Amount to the Company; and

(ii)	the Shareholders to report the Subscription with the Reserve Bank of India/ authorised dealer banks; and

(c)	Effectiveness of Registration Statement: The Company has received written notification from the United States Securities and Exchange Commission that its Registration Statement has been approved and is declared effective,

(together, the Conditions Precedent).

3.2	Best endeavours

Each Party must:

(a)	use its best endeavours (other than waiver) and co-operate with the other Parties to procure the satisfaction of the Conditions Precedent on or before the Satisfaction Date; and

(b)	keep one another informed of any circumstances which might result in any of the Conditions Precedent not being satisfied in accordance with its terms.

6

3.3	Benefit of conditions

(a)	The Condition Precedent set out in clause 3.1 is for the benefit of both Parties and cannot be waived.

(b)	The Condition Precedent set out in clause 3.1 is for the benefit of the Company and may only be waived by the Company by notice in writing to the Shareholders prior to the Satisfaction Date.

3.4	Knowledge of non-fulfilment

When a Party discovers that a Condition Precedent is, has not or cannot be satisfied, it must promptly give notice of the outcome to the other Party.

3.5	Satisfaction or waiver

If the Conditions Precedent set out in clause 3.1 are not satisfied or waived on or before 5:00 pm on the Satisfaction Date, this Agreement shall terminate and be of no force or effect, and each Party will be released from obligations and liabilities under this Agreement except for any obligations or liabilities arising or relating to the period before the termination date.

4.	VOLUNTARY ESCROW

(a)	Each Shareholder must not Deal in the Escrowed Securities during the Relevant Escrow Period meaning:

(i)	during the Tranche 1 Escrow Period, the Shareholder must not Deal in the Tranche 1 Escrowed Securities; and

(ii)	during the Tranche 2 Escrow Period, the Shareholder must not Deal in the Tranche 2 Escrowed Securities.

(b)	Each Shareholder agrees to the application of a Holding Lock to the Escrowed Securities during the Relevant Escrow Period, which may only be removed in accordance with clauses 4(d) and 4(e).

(c)	For avoidance of doubt nothing in this clause prevents a Shareholder from:

(i)	exercising any voting rights attaching to the Escrowed Securities;

(ii)	receiving or being entitled to any dividend, return of capital or other distribution attaching to the Escrowed Securities; or

(iii)	receiving or participating in any rights or bonus issue in connection with the Escrowed Securities.

(d)	Each Shareholder may Deal in any of its Escrowed Securities (and the Company must remove the Holding Lock to allow it to do so) in the following circumstances:

(i)	if the Dealing arises solely as a result of:

(A)	the acceptance of a bona fide third party offer under a takeover bid in relation to those Escrowed Securities, provided that the holders of at least half of the Shares that are not Escrowed Securities, and to which the offers under the bid relate, have accepted the bid (including by way of acceptance facility); or

(B)	the transfer or cancellation of the Escrowed Securities in the Company as part of a scheme of arrangement under Part 5.1 of the Corporations Act, provided that the scheme of arrangement has received all necessary approvals, including all such necessary court and Shareholder approvals, provided, in each case, that if for any reason any or all Escrowed Securities are not transferred or cancelled in accordance with such a takeover bid or scheme of arrangement (including because the takeover bid does not become unconditional), then a Shareholder agrees that the restrictions applying to the Escrowed Securities will continue to apply and without limiting the foregoing, the Holding Lock will be reapplied to all Escrowed Securities not so transferred or cancelled.

7

(ii)	an Event of Insolvency occurs in respect of the Company or any of its material subsidiaries;

(iii)	the Dealing is required by applicable law (including an order of a court of competent jurisdiction); or

(iv)	the Company announces any proposal to de-list from the official list of the securities exchange operated by Nasdaq; or

(v)	where the Board of the Company otherwise determines.

(e)	The Company must remove the Holding Lock with respect to the Escrowed Securities on the Business Day after the end of the Relevant Escrow Period.

5.	COMPLETION

5.1	Time and place for Completion

Completion must take place on the Completion Date or at another time and date agreed between the Parties, by the exchange of documents by email and the payment of funds by electronic funds transfer, unless otherwise agreed in writing between the Parties.

5.2	Completion obligations of the Shareholders

On or before the Completion Date, each Shareholder must pay its Subscription Amount to the Company by way of direct transfer to the following bank account:

Account Name:	Braiin Limited
Account Number:	[***]
Bank Name:	HSBC Bank Australia Limited
Bank Address:	International Towers Sydney, Tower 1 Floor 36, 100 Barangaroo Avenue, Sydney NSW 2000
SWIFT Code:	HKBAAU2S

5.3	Completion obligations of the Company

On or before the Completion Date, the Company must, subject to each Shareholder having complied with its obligations under clauses 5.1 and 5.2:

(a)	deliver to each Shareholder evidence of the passing of a Shareholders’ resolution by the Company’s Shareholders approving:

(i)	the issue of the Subscription Shares pursuant to this Agreement;

(ii)	the issue of new share certificates to each Shareholder in respect of the Subscription Shares; and

(iii)	any other corporate action necessary to give effect to the actions in this clause 5.3;

(b)	enter the name of each Shareholder in the Company’s register of members as the holder of its respective Subscription Shares; and

(c)	issue a share certificate to each Shareholder for its Subscription Shares.

5.4	Simultaneous Obligations

(a)	The obligations of the Parties in respect of Completion are interdependent and all actions at Completion under this Agreement will be deemed to take place simultaneously and no delivery or payment will be taken to have been made until all deliveries and payments under this Agreement have been made.

8

(b)	Completion will not occur unless all of the obligations of the Company and each Shareholder at Completion are satisfied. If Completion does not occur within 10 Business Days after the date required under clause 5.1, then any Party that is not in breach of its obligations under this clause 4 may elect to terminate this Agreement by notice in writing to the other Parties in which case each Party must return to the other Parties all documents delivered to it, repay to the other all payments received by it and do everything reasonably required by another Party to reverse any action taken, under this clause 4, without prejudice to any other rights any Party may have as a result of that failure.

5.5	Post-Completion matters

Within a reasonable amount of time after the Completion Date the Company must lodge notice with ASIC in respect of the issue of the Subscription Shares to the Shareholders.

6.	Representations and Warranties

6.1	Company Warranties

(a)	The Company represents and warrants to the Shareholders that each Company Warranty is true and correct and not misleading on the date of this Agreement and at the Completion Date.

(b)	The Company acknowledges that each Shareholder has entered into this Agreement in reliance on the Company Warranties.

(c)	Each Company Warranty must be construed independently and is not limited by reference to another Company Warranty.

6.2	Shareholder Warranties

(a)	Each Shareholder jointly and severally represents and warrants to the Company that the Shareholder Warranties are true and accurate as at the date of this Agreement and at the Completion Date.

(b)	Each Shareholder acknowledges that the Company has entered into this Agreement in reliance on the Shareholder Warranties.

(c)	The Shareholder Warranties must be construed independently and are not limited by reference to any other Shareholder Warranty.

7.	Confidentiality

All Confidential Information exchanged between the Parties under this Agreement or during negotiations preceding this Agreement is confidential to them and may not be disclosed to any person except:

(a)	employees, directors, officers, legal advisers, auditors and other consultants of the Party or any of its Related Bodies Corporate requiring the information for the purposes of this Agreement;

(b)	with the consent of the Party who supplied the information which consent may be given or withheld in its absolute discretion;

(c)	if a Party is required to do so by law or a stock exchange; or

(d)	if a Party is required to do so in connection with legal proceedings relating to this Agreement.

8.	Announcements

8.1	Public announcements

Subject to clause 8.2, no Party may, before or after the Completion Date, make or send a public announcement, communication or circular concerning the transactions referred to in this Agreement unless it has first obtained the other Party’s written consent. That consent is not to be unreasonably withheld or delayed and should be completed within 48 hours of signing this Agreement.

9

8.2	Public announcements required by law

Clause 8.1 does not apply to a public announcement, communication or circular required by law or a regulation of a stock exchange, if the Party (including its Group) is required to make or send it has, if practicable, first consulted and taken into account the reasonable requirements of the other Party.

9.	NOTICES AND OTHER COMMUNICATIONS

9.1	Service of notices

A notice, demand, consent, approval or communication under this Agreement (Notice) must be:

(a)	in writing, in English and signed by a person duly authorised by the sender; and

(b)	hand delivered or sent by prepaid post, courier or by email to the recipient’s address for Notices specified in clause 9.2, as varied by any Notice given by the recipient to the sender.

9.2	Address of Parties

The initial address of the Parties shall be as follows:

COMPANY		SHAREHOLDER

Address:	283 Rokeby Road, Subiaco WA 6008	Address:	The address set out against each Shareholder in Schedule 1.
Email:	[***]	Email:	The email set out against each Shareholder in Schedule 1.
For the attention of:	Jay Stephenson	For the attention of:	The contact person set out against each Shareholder in Schedule 1.

9.3	Effective on receipt

A Notice given in accordance with clause 9.1 takes effect when taken to be received (or at a later time specified in it), and is taken to be received:

(a)	if hand delivered, on delivery;

(b)	if sent by prepaid post, on the second Business Day after the date of posting (or on the eighth Business Day after the date of posting if posted to or from a place outside Australia);

(c)	if sent by courier, on the date of delivery (as stated in the consignment tracking advice obtained from the courier company);

(d)	if sent by email, when the email becomes capable of being retrieved by the addressee at the addressee’s nominated email address,

but if the delivery, receipt or transmission is not on a Business Day or is after 5.00pm (addressee’s time) on a Business Day, the Notice is taken to be received at 9.00am (addressee’s time) on the next Business Day.

10.	GENERAL

10.1	Further Acts

Each Party will promptly do and perform all further acts and execute and deliver all further documents (in form and content reasonably satisfactory to that Party) required by law or reasonably requested by the other Party to give effect to this Agreement.

10

10.2	Costs

Each Party agrees to pay their own legal fees and other costs and expenses incurred in connection with the preparation, negotiation and completion of this Agreement and of other related documentation.

10.3	Amendment

This Agreement may only be amended in writing signed by each of the Parties.

10.4	Assignment

No Party may assign, novate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Parties.

10.5	Severability

If any term or provision of this Agreement is invalid, illegal or unenforceable such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement.

10.6	Entire Agreement

This Agreement constitutes the entire understanding of the Parties with respect to the subject matter and replaces all other agreements (whether written or oral) between the Parties.

10.7	Waivers

Without limiting any other provision of this Agreement, the Parties agree that:

(a)	failure to exercise or enforce, or a delay in exercising or enforcing, or the partial exercise or enforcement of, a right, power or remedy provided by law or under this Agreement by a Party does not preclude, or operate as a waiver of, the exercise or enforcement, or further exercise or enforcement, of that or any other right, power or remedy provided by law or under this Agreement;

(b)	a waiver given by a Party under this Agreement is only effective and binding on that Party if it is given or confirmed in writing by that Party; and

(c)	no waiver of a breach of a term of this Agreement operates as a waiver of another breach of that term or of a breach of any other term of this Agreement.

10.8	No merger

The rights and obligations of the Parties under this Agreement do not merge on completion of any transaction contemplated by this Agreement.

10.9	Enurement

The provisions of this Agreement will ensure for the benefit of and be binding on the Parties and their respective successors and permitted substitutes and assigns and (where applicable) legal personal representatives.

10.10	Time of essence

Time is of the essence of this Agreement in respect of any date or time period and any obligation to pay money.

10.11	Counterparts

This Agreement may be executed in any number of counterparts. All counterparts will be taken to constitute one instrument. Electronic signatures are taken to be valid and binding to the same extent as original signatures.

10.12	Governing law and jurisdiction

This Agreement shall be governed by and construed in accordance with the law from time to time in the State of Western Australia and the Parties agree to submit to the non-exclusive jurisdiction of the courts of Western Australia and the courts which hear appeals therefrom.

11

Schedule 1 – SHAREHOLDERS AND SUBSCRIPTION DETAILS

[***]

1

Schedule 2 – WARRANTIES

1.	Company Warranties

(a)	The Company is a corporation as that expression is defined in the Corporations Act having limited liability, registered (or taken to be registered) and validly existing under the Corporations Act.

(b)	The Company has the power and capacity to enter into and perform its obligations under this Agreement.

(c)	The Company has taken all necessary action to authorise the signing, delivery and performance of this Agreement and the documents required under this Agreement in accordance with their respective terms.

(d)	This Agreement constitutes valid and binding obligations upon the Company enforceable in accordance with its terms.

(e)	The Company has full power and authority and has obtained all third-party consents necessary to allot and issue the Subscription Shares to the Shareholders in accordance with Applicable Law.

(f)	The Subscription Shares will be credited as fully paid and rank pari passu in all respects with all other Shares on issue.

(g)	Upon issue of the Subscription Shares, each Shareholder will acquire full legal and beneficial title to their respective Subscription Shares, free and clear of any Encumbrance.

(h)	No Event of Insolvency has occurred in relation to the Company or a member of the Group.

(i)	The Company and any member of the Group is not a party to any investigation, prosecution, litigation, legal proceeding, arbitration, mediation or any other form of dispute resolution

2.	Shareholder Warranties

(a)	Each Shareholder has the power and capacity to enter into and perform its obligations under this Agreement and to own its assets and to carry on its business as it is now being conducted.

(b)	Each Shareholder has taken all necessary action to authorise the signing, delivery and performance of this Agreement and the documents required under this Agreement in accordance with their respective terms.

(c)	This Agreement constitutes valid and binding obligations upon each Shareholder enforceable in accordance with its terms.

(d)	This Agreement and the Subscription does not conflict with or result in a breach of any of the Shareholders’ legal obligations (including any statutory, contractual or fiduciary obligation) or constitute or result in any default under any provision of its constitution or any material provision of any agreement, deed, writ, order, injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound.

(e)	No Event of insolvency has occurred in respect of any Shareholder.

(f)	Each Shareholder is one of the following:

(i)	a “Sophisticated Investor” under section 708(8) of the Corporations Act; or

(ii)	a “Professional Investor” under section 708(11) of the Corporations Act,

and will promptly provide any information or certification requested by the Company to confirm this.

1